UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WHEELING-PITTSBURGH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IMPORTANT INFORMATION on Esmark Proxy Materials
Date: Wed. 25 Oct. 2006
ESMARK PROXY INFORMATION
Wheeling-Pittsburgh Steel employees, many of whom own stock in the Company either outright or through their 401k plan, have received proxy materials from Esmark, Inc. in the mail.
Be advised that the Esmark white proxy card is a vote for the Esmark slate of directors to Wheeling-Pittsburgh Steel’s Board of Directors.
We urge you NOT to vote the white proxy. (It should be thrown away.) If elected, the Esmark slate will likely implement Esmark’s proposal, which Wheeling-Pittsburgh’s current Board of Directors has considered and rejected.
You will receive proxy material from Wheeling-Pittsburgh Steel in the near future. We urge you to vote the gold proxy card that you will receive from Wheeling-Pittsburgh in support of the current Board of Directors.
Our directors remain committed to doing whatever creates the best opportunity for long-term growth and profitability and creates the most value for Wheeling-Pittsburgh’s shareholders.
Remember:	— Throw away the Esmark white proxy card.

— Vote the Wheeling-Pittsburgh gold proxy card in support of the current Wheeling-Pittsburgh Board of Directors.

IMPORTANT * * * NEW INFORMATION    Re: Esmark Proxy Materials
October 25, 2006
It has come to my attention that a number of employees have already returned their white Esmark proxy cards, voting against Esmark’s proposed slate of directors.
Please be advised that you still must vote the Wheeling-Pittsburgh gold proxy card in order to have your vote counted for the Wheeling-Pittsburgh slate of directors. Wheeling-Pittsburgh’s proxy materials are being mailed today.
Please remember to vote the Wheeling-Pittsburgh gold proxy card in order to elect Wheeling-Pittsburgh’s slate of directors when you receive your Wheeling-Pittsburgh proxy.
Also, in the future you may receive additional proxy cards and materials from Esmark. We urge you to throw away any additional proxy cards that you may receive from Esmark. Voting the Esmark proxy, even if you vote against its slate of director candidates IS NOT a vote for the Wheeling-Pittsburgh director slate.
SUMMARY
* You still must vote the Wheeling-Pittsburgh gold proxy card in order to elect the Company’s slate of directors — even if you have already voted against the Esmark slate on its white proxy card.
* You should disregard any future Esmark white proxy cards that you may receive.